UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700
Denver, Colorado 80202
 (Address of principal executive offices, including zip code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Clayton A. Carrell as President and Chief Operating Officer

On May 7, 2025, Civitas Resources, Inc. (the “Company”) appointed Clayton A. Carrell as the new President and Chief Operating Officer of the Company, effective immediately, reporting to the Company’s Chief Executive Officer.

Mr. Carrell, age 59, has over 25 years of management experience and over 35 years of oil and gas operations experience. Mr. Carrell joins the Company from Southwestern Energy Company (“Southwestern”), where he served as Executive Vice President and Chief Operating Officer from December 2017 until October 2024 when Southwestern merged with Chesapeake Energy Corporation to form Expand Energy Corporation. Prior to joining Southwestern, Mr. Carrell served as the Executive Vice President and Chief Operating Officer of EP Energy Corporation (“EPC”) from August 2013 to November 2017 and of EP Energy LLC (“EP LLC” and, together with EPC, “EP Energy”) from May 2012 to November 2017. Prior to Mr. Carrell’s service at EP Energy, he served as the Senior Vice President and Chief Engineer and as the Vice President, Texas Gulf Coast Division of EP Energy’s predecessor, El Paso Exploration & Production Company (“El Paso E&P”), from June 2010 to May 2012 and March 2007 to June 2010, respectively. Prior to joining El Paso E&P, Mr. Carrell served as the Vice President, Engineering & Operations of People Energy Production from February 2001 to March 2007. Mr. Carrell holds a Bachelor of Science in Petroleum Engineering from Texas A&M University.

There are no arrangements or understandings between Mr. Carrell and any other person pursuant to which Mr. Carrell was appointed as President and Chief Operating Officer, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Carrell. Mr. Carrell does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Employment Letter and Employment Side Letter with Clayton A. Carrell

In connection his appointment, the Company and Mr. Carrell have entered into an employment letter (the “Employment Letter”) and an employment side letter (the “Employment Side Letter”) providing for the following compensation terms: (i) an annualized base salary of $875,000 per year; (ii) eligibility to participate in the Company’s long term incentive program with a target award equal to $2,625,000 per year (the “Target Award Value”), with the number of shares of the Company’s common stock subject to Mr. Carrell’s 2025 long term incentive awards (the “LTIP Awards”) equal to the quotient of (a) the Target Award Value divided by (b) the volume-weighted average price of the Company’s common stock for the 30 trading days immediately preceding Mr. Carrell’s first day of employment (the “Grant Date”), and consist of (1) 30% of the Target Award Value in restricted stock units (“RSUs”), subject to three-year ratable time vesting from the Grant Date; and (2) 70% of the Target Award Value in performance stock units (“PSUs”) based on the Company’s absolute total shareholder return relative to pre-established goals during the measurement period beginning on January 1, 2025 and ending on December 31, 2027; (iii) in consideration of Mr. Carrell’s commitment to purchase, subject to compliance with applicable law and the Company’s policies and procedures, an aggregate of $875,000 of the Company’s common stock in open market transactions by December 31, 2025, a one-time grant of RSUs (the “Equity Sign-On Award” and, together with the LTIP Awards, the “Equity Awards”) equal in number to the quotient of (a) $875,000 divided by (b) the volume-weighted average price of the Company’s common stock for the 30 trading days immediately preceding the Grant Date, subject to three-year ratable time vesting from the Grant Date; (iv) a one-time cash sign-on grant of $500,000 payable within 30 days following the Grant Date (the “Cash Sign-On Award” and, together with the Equity Awards, the “Awards”), subject to certain repayment requirements in the event of Mr. Carrell’s voluntary resignation by Mr. Carrell without Good Reason (as defined in the Severance Plan), termination by the Company for Cause (as defined in the Severance Plan), or death within two years of the Grant Date; (v) and participation in the Civitas Resources, Inc. Eighth Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Severance Plan”) as a Tier 2 Executive (as such term is defined in the Severance Plan). The Awards will be subject to the terms and conditions of, (i) with respect to the Equity Awards, the award agreements that are substantially consistent with the award agreements issued to the other executive officers of the Company in respect of the RSUs and PSUs issued to such executive officers in 2025 and (ii) with respect to the Cash Sign-On Award, the Cash Award Agreement under the Civitas Resources, Inc. 2024 Long Term Incentive Plan.

As a Tier 2 Executive under the Severance Plan, upon the termination of Mr. Carrell’s employment without Cause or due to his resignation for Good Reason (a “Qualifying Termination”), Mr. Carrell will be eligible to receive (i) a cash severance payment equal to 150% of his then-current base salary, paid in equal monthly installments over a 12-month period following his termination and (ii) reimbursement for the cost of any COBRA premiums incurred by him during the 12-month period following his termination. If a Qualifying Termination occurs within 12 months following a Change in Control (as defined in the Severance Plan), Mr. Carrell will be eligible to receive (i) a lump sum cash severance payment equal to 250% of his then-current base salary and (ii) reimbursement for the cost of any COBRA premiums incurred by him during the 18 months following his termination.

The descriptions of the Employment Letter, Employment Side Letter, and Severance Plan are qualified in their entirety by the terms thereto, copies of which are attached as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and incorporated by reference herein.

In connection with his appointment, the Company entered into its standard form of indemnity agreement with Mr., Carrell, a copy of which is attached as Exhibit 10.4 and incorporated by reference herein.

M. Christopher Doyle Cessation of Assumption of Principal Operating Officer Role

As previously disclosed, on February 24, 2025, M. Christopher Doyle, the Company’s current Chief Executive Officer, assumed the additional role of principal operating officer of the Company in connection with the termination of employment of T. Hodge Walker, the Company’s former Chief Operating Officer. Concurrently with the effectiveness of Mr. Carrell’s appointment as President and Chief Operating Officer, Mr. Doyle ceased his assumption of the additional role of principal operating officer of the Company.

Item 7.01.	Regulation FD Disclosure.

On May 7, 2025, the Company issued a press release announcing Mr. Carrell’s appointment as the President and Chief Operating Officer of the Company. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Letter, dated as of May 7, 2025, by and between Civitas Resources, Inc. and Clayton A. Carrell.
10.2	Employment Side Letter, dated as of May 7, 2025, by and between Civitas Resources, Inc. and Clayton A. Carrell.
10.3	Civitas Resources, Inc. Eighth Amended and Restated Executive Change in Control and Severance Benefit Plan (incorporated by reference to Exhibit 10.1 to Civitas Resources, Inc.’s Current Report on Form 8-K filed on January 25, 2022).
10.4	Form of Indemnity Agreement between Civitas Resources, Inc. and the directors and executive officers of Civitas Resources, Inc. (incorporated by reference to Exhibit 10.9 to Civitas Resources, Inc.’s Current Report on Form 8-K filed on November 3, 2021).
99.1	Press Release, dated May 7, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS RESOURCES, INC.

Date: May 7, 2025	By:	/s/ Adrian Milton
	Name:	Adrian Milton
	Title:	Senior Vice President, General Counsel and Assistant Corporate Secretary